Exhibit 10.4 Employment Agreement between Global Media Group, Inc. and Gregory Fish

                            Global Media Group, Inc.
                              EMPLOYMENT AGREEMENT
                             Chief Financial Officer


THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of May 1, 2006, by and between Gregory D. Fish ("Employee") and Global Media Group, Inc., a Nevada corporation ("Employer" or the "Company").

                                    RECITALS
                                    --------

         WHEREAS,  Employer  offers  media  services,   content,  media  related
technology, products, and

         WHEREAS, Employee has significant executive management experience and is deemed to be critically valuable to Employer; and

         WHEREAS, Employer desires to employ Employee as the Chief Financial Officer of the Employer, and Employee desires to be so retained pursuant to the terms of this Agreement:

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties hereby agree as follows.

         Section 1.  Employment.

         1.1 Term. Employer shall employ Employee, and Employee shall serve Employer for a term of three (3) years commencing on the date of this Agreement, subject to the provisions set forth below.

         1.2 Duties.

         (a) Capacity. Employee shall serve as Chief Financial Officer of Employer. Employee agrees to serve the Company in such capacity, with the authority and responsibilities customarily accorded an executive officer with that title. Employee shall perform such services and duties as are customarily incident to such employment, as well as such duties, not inconsistent with this agreement, as the Board of Directors of Employer (the "Board") may from time to time direct. The Employee shall report and be responsible to the President.

         (b) Schedule. So long as Employee is employed by Employer, Employee shall devote all of Employee's working time and attention as necessary to faithfully and fully carry-out his duties described herein. Employee shall at all times perform his duties and obligations faithfully, diligently and to the best of Employee's ability.

         (c) Key Man Insurance. Employer may for its benefit and at its own expense insure Employer's life. Employee agrees to submit to such physical examination and supply such information as may be reasonably required in connection therewith.

         1.3 Compensation. As compensation for the services to be rendered during such period and the other obligations undertaken by Employee hereunder, Employee shall be entitled to the following compensation:

         (a) Base Salary. Subject to adjustment as described below, Employer shall pay to Employee a base salary at a monthly rate of Ten Thousand dollars ($ 10,000) during the term of this Agreement (the "Base Salary") or such greater amount as may be determined upon a review of Employee's performance to be undertaken pursuant to Company policy regarding performance reviews by senior executive officers at least once annually. Employee's Base Salary shall be payable in accordance with Employer's standard payroll procedures. At such time

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as the Board determines that Employer has achieved and maintained profitability for a period of at least ninety (90) days or receive funding of the company business plan, the Base Salary shall be adjusted upward to market rates (as determined in good faith by the Board) for executives holding similar titles in companies of a similar size and type as Employer.

         (b) Certain Benefits. Employee shall be entitled to participate in all employee benefit programs established by Employer from time to time for employees or executives of Employer to the extent that executives or senior management employees of Employer generally are eligible to participate in such programs. Employee shall be further entitled to an annual paid vacation of four
(4) weeks and other benefits in accordance with Employer's policies as from time to time established by the Board for employees and/or senior executive officers and the following: (i) medical, dental and vision insurance plans for Employee and his immediate family consistent with Employer standard; (ii) a per month automobile leasing, operating, insurance and maintenance expense allowance similar to that provided to other senior executive officers of the Employer or the cash equivalent in the form of an expense reimbursement, as might be standard to senior executives; (iii) cell phone and other communication device acquisition and operating expenses related to Employer.

         (c) Annual Performance Bonus. Employer shall pay Employee an annual bonus (less required withholdings), subject to meeting mutually agreeable annual performance criteria mutually established by Employer and Employee between February 1 and April 1 of each year of this Agreement. Employer and Employee agree to establish the annual performance criteria for the first year of this Agreement within sixty (60) days after execution of this Agreement.

         (d) Reimbursement of Expenses. Subject to such rules and procedures which from time to time are reasonably specified by the Employer, Employer shall reimburse Employee for reasonable and necessary business expenses incurred in the performance of Employee's duties under this Agreement, including without limitation travel, entertainment and telecommunications.

         (e) Severance Compensation for Termination Without Cause. In the event that Employee's employment is terminated by Employer for any reason (other than as a result of the termination of this Agreement pursuant to Sections 3.1 or 3.2) or terminated by Employee as a result of a material breach of this Agreement by Employer (any of the foregoing, an "Involuntary Termination"), Employee shall be entitled to receive from Employer an amount equal to the sum of: (i) Employee's then-current Base Salary during the period commencing on the effective date of an Involuntary Termination and ending on the earlier of the date three (3) years later or the date on which this Agreement would have otherwise terminated pursuant to Section 1.1 above but in no case les than one year (in each case payable in monthly installments during such period), plus
(ii) any bonus actually earned through that period. In addition, upon an Involuntary Termination, Employee shall continue to receive (or receive cash compensation in an amount equivalent thereto) continued health insurance benefits through the date on which this Agreement would have otherwise terminated pursuant to Section 1.1 above and all unvested benefits issued to or otherwise held in Employee's name shall become immediately vested in full. Receipt of the above benefits on an Involuntary Termination are contingent upon the execution and delivery by Employee or Employee's personal representative of a general release reasonably satisfactory to Employer releasing Employer, its officers, agents, shareholders, and affiliates from any liability for any matter other than for payments under this Section and from any contractual obligations under any other written agreements between Employee and Employer.

         (f) Most Favored Nations Benefits; Incentive Stock Option Plan. Employee shall participate in all stock, option and other executive pools and programs generally offered to other senior executive of Employer, consistent with the requirements of applicable state and federal law.


         Section 2.   Nondisclosure and Noncompetition.

         2.1 Nondisclosure. Employee recognizes the interests of Employer in maintaining the confidential nature of its proprietary, and other business and commercial information. In consideration thereof, Employee shall not (except as authorized in writing by Employer or in the ordinary and normal course of performing his duties hereunder) during his employment hereunder or at any time following termination of Employee's employment, directly or indirectly, publish, disclose or use, or authorize anyone else to publish, disclose or use, any secret or confidential matter, or proprietary or other information not otherwise

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available in the public domain and acquired by Employee during his employment hereunder or through representation on Employer's Board, relating to any aspect of the operations, activities, or obligations of Employer, and/or or any member of the consolidated group of corporations affiliated therewith (all of which companies shall be included within the definition of Employer for purposes of this Section 2.1) including, without limitation, any confidential material or information relating to Employer's business, customers, suppliers, trade or industrial practices, trade secrets, technology, know-how or intellectual property. All records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, equipment and other materials relating to Employer shall be and remain the sole property of Employer. Upon termination of Employee's employment hereunder, Employee shall not remove from Employer's premises or retain any of the materials described in this Section 2.1, except with the prior written consent of Employer and all such materials in Employee's possession shall be delivered promptly to Employer.

         2.2 Noncompetition. Employee covenants and agrees that:

         (a) During Employee's employment and for any period following the termination of Employee's employment during respect to which Employee is receiving severance or separation payments, Employee will not (whether individually or as principal, partner, member, investor, director, officer, agent, employee, consultant or otherwise) directly or indirectly (except as an employee of Employer or an affiliate of Employer) engage in, or directly or indirectly be financially interested in, any business unit engaged in the development, manufacture or sale of software or on-line services in support of the lottery industry. Each of the following activities, without limitation, shall be deemed to "engage in" a business: to engage in, carry on, work with, be employed by, consult for, invest in, solicit customers for, have an equity interest in, advise, lend money to, guarantee the debts or obligations of, contribute, sell or license intellectual property to, or permit one's name or any part thereof to be used in connection with, any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, joint venture, limited liability company, corporation or other business, whether as principal, agent, shareholder, partner, joint venturer, member, director, officer, employee, consultant, licensor or in any other manner whatsoever. However, nothing contained in this Agreement shall prohibit Employee from (i) being employed by or serving as a consultant to Employer or any affiliate of Employer, (ii) acquiring or holding at any one time less than five percent (5%) of the outstanding securities of any publicly traded company, (iii) holding stock of Employer or any affiliate of Employer, (iv) acquiring or holding an interest in a mutual fund, limited partnership, venture capital fund or similar investment entity of which such party is not an employee, officer or general partner and with respect to which such party has no power to make, participate in or directly influence investment decisions; (v) acquiring or holding an interest in any other private company so long as Employee's interest in such company is less than twenty percent (20%) and Employee is not an employee, officer, director or general partner of such entity.

         (b) If the scope of any restrictions contained in subparagraph (a) is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restrictions.

         2.3 Specific Performance. Employee acknowledges and agrees that Employer's remedies at law for a breach or threatened breach of any of the provisions of this Section 2 would be inadequate and, in recognition of this fact, Employee agrees that in the event of such a breach or threatened breach, in addition to any remedies at law, Employer, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 3.  Termination.

         3.1 Death. This Agreement shall terminate upon Employee's death. In the event of Employee's death while in the employ of Employer, Employer shall pay to such person or persons as the Employee may specifically designate (successively or contingently) by filing a written beneficiary designation with Employer during Employee's lifetime ("Designated Beneficiaries") a death benefit in an amount equal to six (6) months of Employee's Base Salary as in effect

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immediately prior to Employee's death; such amount to be payable to Employee's
Designated Beneficiaries in six (6) monthly installments beginning on the first month immediately following Employee's death.

         3.2 Cause. Employer shall have the right to terminate this Agreement (other than Section2, which shall in any event remain in full force and effect) and Employee's employment hereunder for cause upon written notice to Employee. "Cause" shall mean the Employee's: (a) dishonesty in the performance of the Employee's duties hereunder (including, but not limited to, theft or embezzlement of Company funds or assets); (b) conviction of, or guilty plea or no contest plea, to a felony charge or any misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (c) noncompliance in any material respect with any laws or regulations, foreign or domestic, affecting the operation of the Company's business; (d) violation of any express direction or any rule, regulation or policy established by the Board that is consistent with the terms of this Agreement, if such violation is likely to have a material adverse effect on the Company; (e) material breach of this Agreement or material breach of the Employee's fiduciary duties to the Company;
(f) gross incompetence, gross neglect, or gross misconduct in the performance of the Employee's duties; (g) repeated and consistent failure to devote Employee's full working time and attention to the service of the Company subject to Section
1.2 of this Agreement; or (h) abuse of alcohol or drugs which interferes with the Employee's performance of his duties. With respect to those circumstances of Cause set forth in the preceding clauses (c) through (h) that are reasonably susceptible to cure, Cause shall only exist where the Company has provided the Employee with written notice of the alleged problem and the Employee has failed to cure such condition to the satisfaction of the Company within ten (10) business days.

         Section 4.  Miscellaneous.

         4.1 Amendment. This Agreement may be amended only be writing executed by the parties hereto, which has been approved in advance by a majority of the disinterested members of the Board.

         4.2 Mitigation. In the event of a Involuntary Termination of Employee's employment, Employee shall not be required to seek other employment; in addition, no amount payable under this Agreement shall be reduced by any compensation earned by Employee as a result of employment by another employer after such termination of employment with Employer

         4.3 Entire Agreement. This Agreement and the other agreements expressly referred to herein set forth the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

         4.4 Notices. Any notice, request, consent and other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon the earlier of receipt or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties (and to the persons to whom copies shall be sent) at their respective addresses set forth below.

If to Employer:
--------------

Global Media Group, Inc.
649 San Ramon Valley Blvd.
Danville, CA  94526

If to Employee:
--------------

Gregory Fish
[Omitted]

Any party by written notice to the other party given in accordance with this Section may change the address or the persons to whom notices or copies thereof shall be directed.

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         4.5 Assignability; Successors . This Agreement is personal to Employee and may not be assigned except to the Employee's personal representative in the event of the Employee's death or permanent disability. This Agreement is assignable by Employer; but only to an entity that is affiliated with Employer. This Agreement shall bind and inure to the benefit of all permitted successors, heirs and personal representatives of each of the parties hereto.

         4.7 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. All parties agree that venue for any and all claims arising from the Agreement shall be located in the state or federal courts located in Contra Costa County, California.

         4.8 Severability. If any provision of this Agreement shall be adjudicated to be, in whole or in part, invalid, ineffective or unenforceable, the remaining provisions of this Agreement shall not be affected thereby. The invalid, ineffective and unenforceable provision shall, without further action by the parties, be automatically amended to effect so much of the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

         4.9 Waivers. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provisions, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

         4.10 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same Agreement.

         4.12 Enforcement. In the event that either party resorts to legal action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the costs of such action so incurred, including, without limitation, reasonable attorneys' fees.

         4.13 Legal Representation Employee acknowledges and agrees that he has read and understands the terms set forth in this Agreement and has been given a reasonable opportunity to consult with an attorney prior to execution of this Agreement.

         4.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         4.15 Arbitration. Except for ancillary measures in aid of arbitration and for proceedings to obtain provisional remedies and interim relief, including, without limitation, injunctive relief, any controversy, dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or validity thereof or any transaction contemplated hereby or thereby (any such controversy, dispute or claim being referred to as a "Dispute") shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the "AAA Rules") of the American Arbitration Association (the "AAA"). There shall be a panel of three arbitrators who shall be appointed pursuant to AAA procedures, in each case, within fifteen (15) business days of the demand for arbitration by the respondent(s) in any such proceeding. Each of the arbitrators shall be an attorney with no less than fifteen (15) years' experience in the practice of business law. Any arbitration pursuant to this Section shall take place in Clark County, Nevada. A final award shall be rendered as soon as reasonably possible and, in any event, within ninety (90) days of the filing with AAA any demand for arbitration; provided, however, that if the arbitrators determine by majority vote that fairness so requires, such ninety (90) day period may be extended by no more than sixty (60) additional days. The parties agree that the arbitrators

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shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement "Expedited Procedures" under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be in writing. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of Section any arbitration held pursuant to the provisions of this Section shall be governed by the Federal Arbitration Act. All arbitrations commenced pursuant to this Agreement or any other Related Agreements shall be consolidated and heard by the initially constituted panel of arbitrators.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.



                                    EMPLOYEE:



                                    /s/ Gregory D. Fish
                                        Gregory D. Fish



                                    EMPLOYER:


                                    Global Media Group, Inc.


                                    By: /s/ Andrew H. Orgel
                                    Name: Andrew H. Orgel
                                    Title: Chief Executive Officer







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